Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Acquires Sensotherm

Hampton, VA, September 3, 2013 – Measurement Specialties, Inc. (NASDAQ: MEAS), (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announced today the completion of the acquisition of the capital stock of Sensotherm Temperatursensorik GmbH, a German limited liability company and Secon Kft., a Hungarian limited liability company (together, “Sensotherm") a leader in the design and manufacture of platinum (Pt) thin film RTD temperature sensors for €5.2 million or approximately $7.0 million.  The acquisition closed August 30th.

Frank Guidone, Company CEO commented, “Sensotherm, while small, is quite strategic for our temperature group. Thin film Pt temperature sensors are the only meaningful temperature sensing technology that we do not currently control in-house; this acquisition fills that gap. The integration of the Sensotherm operations should generate ~$0.5 million in incremental annual synergy benefit for the Company.  Once completed, we expect the transaction to contribute over $1.7 million in annual EBITDA and approximately $4.4 million in annual sales.”

Dr. Heinrich Zitzmann, co-founder and CEO of Sensotherm commented "Given MEAS’ global reach, capabilities and synergies, we expect the combination will allow us to dramatically accelerate growth and drive operational efficiencies."

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

About Sensotherm:

The Sensotherm Business is one of the largest producers of platinum temperature sensors in thin film technology operating out of Nurenberg, Germany and Hungary.

Measurement Specialties Inc.    •    1000 Lucas Way    •    Hampton, VA 23666    •    www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.   The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

*****End of Press Release*****

Measurement Specialties Inc.    •    1000 Lucas Way    •    Hampton, VA 23666    •    www.meas-spec.com